Exhibit 10.5

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

THIS INTELLECTUAL PROPERTY TRANSFER AGREEMENT (the “Agreement”) is made on March 30, 2005

BETWEEN

1.	REUTERS S.A., a company incorporated in Switzerland, whose principal office is at 153 route de Thonton, 1245 Collonge-Bellerive, Geneva, Switzerland (“Reuters”); and

2.	BRIDGE TRADING COMPANY, a corporation organized under the laws of the State of Delaware, whose principal office is at 788 Office Parkway, Creve Couer, Missouri (the “Company”).

WHEREAS

(A)	Reuters has agreed to sell and/or transfer all of its and its applicable affiliates’ right, title and interest in the Intellectual Property (as defined below) to the Company, and

(B)	The Company has agreed to purchase and accept the same for the Consideration (as defined below).

NOW, IT IS AGREED as follows:

1.1	Definitions and Interpretation.

1.2	In this Agreement:

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in New York, USA for the transaction of a full range of business.

Buyer means Instinet Group Incorporated.

Completion means completion of the transfer hereunder in accordance with Section 3.

Consideration has the meaning given to it Section 2.2.

Intellectual Property means the software applications (together with all source and object code and documentation related thereto and all intellectual property rights therein) and other intellectual property rights described on Schedule A.

Transfer Time means close of the Business Day on the date of this Agreement.

1.3	In this Agreement:

(a)	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(b)	a reference to sell or purchase or transfer includes a reference to procure the sale of or procure the purchase of or procure the transfer of, as the case may be; and

(c)	general words introduced by the word other shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing, nor by the fact that they are followed by particular examples intended to be embraced by the general words.

2. THE TRANSFER

2.1	Effective as of the Transfer Time, Reuters hereby sells and transfers and the Company hereby purchases all of Reuters and its applicable affiliates’ right, title and interest in the Intellectual Property.

2.2	The price for the sale and transfer in Section 2.1 shall be the sum of $350,000, as outlined in Schedule A (the “Consideration”).

2.3	If any sales tax, value added tax or other transfer tax is properly chargeable in respect of the sale and purchase in Section 2.1, the Company shall pay to Reuters the amount of such tax in addition to and at the same time as the Consideration. Reuters will issue to the Company a proper tax invoice in respect thereof.

2.4	THE COMPANY HEREBY ACKNOWLEDGES THAT REUTERS MAKES NO REPRESENTATION OR WARRANTY TO THE COMPANY UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY, AND THAT THE ABOVE SALE AND TRANSFER IS MADE TO THE COMPANY ON AN “AS IS” BASIS.

3. COMPLETION

3.1	The sale and purchase of the Intellectual Property shall be completed, and legal title and ownership in respect of the Intellectual Property shall be deemed to pass to the Company, in each case, with effect from the Transfer Time.

3.2	Reuters shall:

(a)	cause to be delivered or made available to the Company such additional documents as the Company may reasonably require to complete the sale and purchase of the Intellectual Property; and

(b)	do such other things reasonably necessary to give full effect to this Agreement.

3.3	The Company shall:

(a)	Timely pay or cause to be paid the Consideration in cash to Reuters or to whom and in the manner as Reuters may direct; and

(b)	cause to be delivered or made available to Reuters such additional documents as Reuters may reasonably require to complete the sale and purchase of the Intellectual Property; and

(c)	do such other things reasonably necessary to give full effect to this Agreement.

4. LICENSES

4.1 The Company acknowledges that, as a current affiliate of Reuters, it has a royalty-free, non-exclusive, non-transferable and non-sublicensable right and license to use the third-party software set forth on Schedule B in connection with its business, pursuant to agreements between Reuters and/or an affiliate (other than the Company) and the applicable third parties. The Company covenants that it shall use all such software in compliance with all terms and conditions of such agreements to the extent that Buyer and/or the Company has been given access to a copy of such agreements.

4.2 Reuters grants to the Company a perpetual, royalty-free, non-exclusive license to use all know-how, techniques, ideas, processes and similar intellectual property that (i) was created, invented or developed by Reuters (or its applicable affiliates) prior to the Transfer Time and (ii) relates to the business of the Company, but is not included in the Transferred Know-How (as defined in Schedule A). The Company may sublicense this license solely in connection with the operation of its business, and not for the independent use of any third party. The Company may assign this license only in connection with the merger, reorganization or sale of the business of the Company to which this license relates. Any purported sublicense or assignment by the Company in violation of the foregoing shall be null and void and of no force or effect. To the extent Reuters or any affiliate (other than the Company), on the one hand, and the Company or any current or future affiliate, on the other hand, enter into any future agreement governing a party’s use of specific items of intellectual property of the other party, such specific provisions (and the term of any such permitted use) shall be deemed to supersede and modify accordingly the above general license.

4.3 The Company grants to Reuters and its affiliates (other than the Company) a perpetual, royalty-free, non-exclusive license to use all Transferred Know-How that has a relation or application to the business of Reuters or any affiliate other than the Company. Reuters and its affiliates may sublicense this license solely in connection with the operation of their businesses, and not for the independent use of any third party. Reuters and its affiliates may assign this license only in connection with the merger, reorganization or sale of any of their businesses to which this license relates. Any purported sublicense or assignment by Reuters or an applicable affiliate in violation of the foregoing shall be null and void and of no force or effect. To the extent Reuters or any affiliate (other than the Company), on the one hand, and the Company or any current or future affiliate, on the other hand, enter into any future agreement governing a party’s use of specific items of intellectual property of the other party, such specific provisions (and the term of any such permitted use) shall be deemed to supersede and modify accordingly the above general license.

5. ENTIRE AGREEMENT

This Agreement (including the Exhibits, which are hereby incorporated in the terms of this Agreement) sets forth the entire understanding and agreement among the parties as to matters covered herein and therein and supersedes any prior understanding, agreement or statement (written or oral) of intent among the parties with respect to the subject matter hereof.

6. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7. VARIATION

No waiver shall be deemed to have been made by any party of any of its rights under this Agreement unless the same is in writing and is signed on its behalf by an authorized signatory. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. To be binding, any amendment of this Agreement must be effected by an instrument in writing signed by the parties.

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8. NOTICES

All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to this Agreement shall be in writing, shall be effective upon receipt, and shall be sent by hand, facsimile, air courier or certified or registered mail, return receipt requested, as follows:

If to the Company:	Bridge Trading Company
C/o Instinet Group Incorporated 3 Times Square New York, New York 10036 Attention: Paul A. Merolla Telephone: (212) 310-7548 Facsimile: (212) 593-8040

With a copy to:	Instinet Group Incorporated

3 Times Square

New York, New York 10036

Attention: Paul A. Merolla

Telephone: (212) 310-7548

Facsimile: (212) 593-8040

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Yvette Teofan, Esq.

Telephone: (212) 225-2636

Facsimile: (212) 225-3999

If to Reuters:	Reuters SA
153 route de Thonon
1245 Collonge-Bellerive, Geneva 1245 Switzerland
Attention: Dominique De Lenzbourg, Company Secretariat
Telephone: +4122 718 53 33
Facsimile: +4122 718 26 90

With a copy to:	Reuters America LLC
3 Times Square
New York, NY 10036
Attention: General Counsel
Telephone: +1-646-223-4200
Facsimile: +1-646-223-4250

or to such other address as a party may specify by notice from time to time in writing to the other parties in the manner specified in this Section.

9. COSTS

Reuters and the Company shall each pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this Agreement and the transactions contemplated by it.

10. GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

10.1	THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the Supreme Court of the State of New York in and for the County of New York or the U.S. District Court for the Southern District of New York, preserving, however, all rights of removal to a federal court under 28 U.S.C. §1441. Reuters hereby designates, appoints and empowers Reuters America Holdings, Inc., with offices currently at 3 Times Square, New York, New York 10036, as its lawful agent to receive for and on its behalf service of process in the State of New York in any such action or proceeding and irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to its address as specified in or pursuant to Section 8. Any service made on any such agent or its successor shall be effective when delivered regardless of whether notice thereof is given to the affected party. If any person or firm designated as agent hereunder shall no longer serve as agent of such party to receive service of process in the State of New York, the party so affected shall be obligated promptly to appoint a successor to so serve; and, unless and until such successor is appointed and the other parties notified of the same in writing, service upon the last designated agent shall be good and effective. Reuters hereby agrees to at all times maintain an agent to receive service of process in the State of New York pursuant to this Section 10.1. The foregoing provisions of this Section 10.1 shall not affect, limit or prevent the parties from serving process in any other manner permitted by law.

10.2	Each party irrevocably waives any objection to the venue of the courts designated in Section 10.1 (whether on the basis of forum non conveniens or otherwise), and accepts and submits to the jurisdiction of such courts in connection with any legal action or proceeding against it arising out of or concerning this Agreement.

10.3	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. TAXES

Each party represents that it has provided the other party a properly executed IRS Form W-8BEN (from Reuters) or any similar form under the laws of Switzerland reasonably requested by Reuters (from the Company).

12. U.S. BANKRUPTCY CODE

The parties acknowledge that this Agreement is an “executory contract” as provided in Section 365(n) of Title 11, United States Code (the “U.S. Bankruptcy Code”) and may contain licenses to “intellectual property,” as provided in Section 365(n) thereof. Each party acknowledges that if it as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects this Agreement, the other party may elect to retain its rights under this Agreement as provided in Section 365(n) of the U.S. Bankruptcy Code to the fullest extent permitted by law, subject to all of such party’s obligations and restrictions hereunder. Upon written request of one party to the other party or to an applicable bankruptcy trustee, the other party or such bankruptcy trustee shall not interfere with the rights of the requesting party as provided in this Agreement, except as otherwise provided by law or equity.

AS WITNESS, this Agreement has been signed by or on behalf of the parties the day and year first above written.

SIGNED	(	/s/ Russell Haworth
for and on behalf of Reuters S.A.	(	Signature
	(	Russell Haworth
	(	Name
(
	(	Attorney-in-fact
	(	Title

SIGNED	(	/s/ Jeffrey D. Kuntze
for and on behalf of Bridge	(	Signature
Trading Company	(	Jeffrey D. Kuntze
	(	Name
(
	(	SVP-CFO
	(	Title

SCHEDULE A – Proprietary Intellectual Property

SCHEDULE B – Third-Party Software